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                                                                    Exhibit 10.5


                                 LEASE AGREEMENT
                                 ---------------



         THIS AGREEMENT OF LEASE is made and executed at Canton, Ohio, as of November 30, 1999 by and between SCHOEPPNER PROPERTIES, an Ohio Partnership (hereinafter referred to as the "Lessor"), and OHIO LEGACY CORP. (HEREINAFTER REFERRED TO AS THE "Lessee".)


         Upon the terms, covenants and conditions hereinafter set forth, Lessor leases to Lessee and Lessee leases from Lessor, a portion of the premises described in paragraph 1 below:

         1. DESCRIPTION, CONSTRUCTION, OF IMPROVEMENTS AND USE OF PREMISES. Lessor is the owner of certain real estate described in EXHIBIT A, attached hereto and made a part hereof. Lessee agrees to lease approximately, 3,500 square feet of the building on said real estate together with the drive-through banking area of approximately 800 square feet. The area being leased is more particularly described in the diagram attached hereto and made a part hereof and marked as EXHIBIT B. The area being leased is hereinafter referred to as the "Premises" and shall be used for the operation of a full service financial institution branch.

         2. INITIAL TERM. The initial term of this Lease shall be for a period of ten (10) years. Subject to Section 7 below, the term shall commence when Lessor provides the Premises to Lessee, which Premises conform to the plans and specifications as agreed to between the parties; however, if that date shall be other than the first day of the month, then the original term hereof shall commence on the first day of the month next succeeding said date. In that event, however, Lessee shall pay the fixed Minimum Rent and other charges hereinafter provided for the fractional month on a per diem basis (calculated on the basis of a thirty (30) day month) until the first day of the month when the term hereunder commences, and Lessee's occupancy during said fractional month shall be subject to all the other covenants and conditions of this Lease. This date shall be known as the "Commencement Date."

         The term "Lease Year" is defined to mean a period of twelve (12) consecutive calendar months. The first Lease Year shall begin on the Commencement date and end on the last day of the twelfth (12th) month thereafter.

         Lessee covenants and agrees that it will remain obligated under this Lease in accordance with its terms and that Lessee will not take any action to terminate, rescind, or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Lessor or any assignee of Lessor. Lessee will remain obligated under this lease regardless of any action with respect to this Lease which may be taken by any trustee or receiver of Lessor or of any assignee of Lessor in any proceeding or by any court in any proceeding.


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         This Lease shall not terminate and Lessee's duties shall not be affected by the prohibition, limitation or restriction of Lessee's use of the Premises, or interference with such use by any private person or corporation. The rent and all other charges payable under this Lease shall continue to be payable and the obligations of Lessee shall continue unaffected, for so long as Lessor or a successor in title which takes subject to this Lease owns the Premises, unless the requirements to pay or perform are terminated pursuant to paragraph 11(d).

         If not sooner terminated, the Lease shall terminate on the expiration of the original term or at the end of any subsequent extension or renewal thereof, and Lessee hereby waives notice to vacate or quit the Premises and agrees that Lessor shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Premises from a lessee holding over to the same extent as if such notice had been given. Lessee hereby agrees that if it fails to surrender the Premises at the end of the primary term hereof or any extension or renewal hereof, Lessee will be liable to Lessor for any and all damages which Lessor shall suffer by reason thereof, and Lessee will indemnify Lessor against all claims and demands made by any succeeding Lessee against Lessor founded upon delay by Lessor in delivering possession of the Premises to such succeeding Lessee.

         For the period of six months prior to the expiration of the term hereof, including any extension or renewal hereof, Lessor shall have the right to display on the exterior of the Premises the customary sign "For Rent;" and during such period Lessor may show the Premises and all parts thereof to prospective tenants during normal business hours.

         Hereinafter, any reference in this Lease to the term of the Lease shall include not only the primary term but, where applicable or any period prior to surrender of the Premises as provided below.

         3. RENEWAL TERM. Provided that Lessee is not in default under the terms of this Lease, Lessee shall have the right to renew this Lease for two (2) additional five (5) year terms by providing Lessor with notice of Lessee's election to renew at least six (6) months prior to the expiration of the then current lease term. Upon such renewal, any reference to the term of this Lease shall be interpreted to include any renewal term pursuant to this section.

         4. SECURITY DEPOSIT. No security deposit shall be required.

         5. RENT. Lessee agrees to pay to the Lessor as a minimum base rent for the term of this Lease as follows:

                  (a) The sum of $15.00 per square foot per year during Lease Years 1 through 5 or total of $52,500.00 per year payable $4,375.00 monthly in advance on the first day of each month;


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                  (b) The sum of $17.25 per square foot per year during Lease
Years 6 through 10 or the sum of $60,375.00 per year payable $5,031.25 monthly in advance on the first day of each month;

                  (c) The sum of $19.83 per square foot per year during Lease Years 11 through 15 or the sum of $69,405.00 per year payable $5,783.75 monthly in advance on the first day of each month;

                  (d) The sum of $22.81 per square foot per year during Lease Years 16 through 20 or the sum of $79,835.00 per year payable $6,652.92 monthly in advance on the first day of each month;

                  (e) In addition to the foregoing, lessee shall pay to Lessor the sum of $10.00 per square foot for the drive-thru area. This rent shall not change during the term of this Lease.

                  (f) If requested, Lessor shall install for the benefit of Lessee certain leasehold improvements and personal property related to bank operations. Such improvements shall be paid for by Lessee and Lessor shall be entitled to 8 percent of overhead and profit on the cost of such installation.

                  (g) In the event at anytime during this Lease, Lessee requests additional space and Lessor has such space available, Lessee shall be permitted to lease such additional space as the parties may agree on the same terms and conditions as contained herein, and such additional leased space shall be deemed Premises subject to this Lease;

                  (h) In addition, the minimum base rent shall include any sales, use or rent tax or any other similar tax assessed against rent or charges specified in this Lease, which total sum (the "Minimum Rent") shall be due and payable upon the execution of this Lease provided, however, so long as this Lease is not in default, Lessor agrees to accept payments on a monthly basis as above set forth plus any applicable sales, use or rent tax or any other similar tax due thereon. All monthly installments of the Minimum Rent shall be paid in advance on the first day of each calendar month, in legal tender of the United States, without demand or set off at 6199 Dressler Road N.W., North Canton, Ohio 44720, Attention: Walter T. Schoeppner (or such other place as Lessor may designate form time to time in writing). In the event the Commencement Date or the expiration date of this Lease is other than the first day or the last day of the calendar month, respectively, then Lessee shall pay the Minimum Rent hereunder for the fractional first or last month, as applicable, prorated on the basis of a thirty (30) day month.

         6. ADDITIONAL RENT. In addition to the Minimum Rent, all other payments to be made by Lessee hereunder shall be deemed, for the purpose of securing the collection thereof, additional rent hereunder, whether or not the same be designated as


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such, and shall be due and payable on demand or is such other manner and at such other times as may otherwise be provided by the terms of this Lease, together with applicable sales, use or rent tax or any other similar tax due thereon, and Lessor shall have the same rights and remedies upon Lessee's failure to pay the same as for the nonpayment of the Minimum Rent. Lessor, at its election, shall have the right, but not the obligation, to make any payments on behalf of Lessee or to perform any act which requires the expenditure of any sums of money as a result of the failure or neglect of Lessee to perform any of the provisions of this Lease and, in such event, Lessee agrees to reimburse and pay Lessor, upon demand, all of such sums, which sums shall be deemed, for the purpose of securing the collection thereof, additional rent hereunder.

         7. CONDITIONS SUBSEQUENT. The parties acknowledge that Lessee is attempting to obtain approval to charter a DE NOVO national bank and that the enforceability of this Lease is subject to the satisfaction of the following condition subsequent:

         (a) The issuance of a national bank charter to a wholly owned subsidiary to be formed by Lessee by the Office of the Comptroller of the Currency ("OCC") for a bank branch to be located in Canton, Ohio; and

         (b) Completion of Lessee's initial public offering of common stock in the amount required by federal regulations (collectively "Conditions Subsequent").

In the event either of the Conditions Subsequent are not satisfied, this Lease shall be null and void and of no further force and effect.

         8. COMMON AREA MAINTENANCE CHARGES. Lessee shall pay to Lessor monthly, on the first day of each and every calendar month throughout the lease term, plus applicable sales, use or rent tax or any other similar tax due thereon, in addition to the Minimum Rent and as additional rent hereunder, its pro rata share of the common area maintenance and operating expenses incurred by Lessor for the Premises and the property of which the Premises forms a part, which expenses shall be deemed to include, without limitation, expenses for Lessor's maintenance of the entryways, sidewalks, parking areas, landscaping, and snow removal. Lessor may estimate said amount and collect one-twelfth (1/12) of such estimate monthly in advance. Utility charges deemed to be part of the common area maintenance and operating expenses shall include charges that are not separately metered or assessed or are only partially separated metered or assessed and are used in common with other tenants of the property of which the Premises forms a part. Lessee will pay to Lessor its pro rata share of such charges to the extent that such charges are not included under the paragraph titled "Utilities" below. Lessee's pro rata share of common area maintenance and operating expenses shall be the proportion which the square footage of the Premises (excluding drive-thru) bears to the total leasable square footage of the property of which the Premises forms a part and at the commencement of the Lease is agreed to be 54 percent. This shall not change during the term of this Lease unless Lessee leases more space from Lessor.

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         9. COVENANTS OF LESSEE. Lessee hereby covenants with Lessor that during the term of this Lease:

                  (a) PAYMENT OF RENT. As provided in paragraph 5 above, Lessee will promptly pay the rent when due at the office of Lessor at 6199 Dressler Road, N.W.., North Canton, Ohio 44720, or at such other place as Lessor may designate to Lessee in writing.

                  (b) UTILITIES. Lessee shall pay during the lease term hereof all electrical, water, gas, sewer, telephone, and other public utility charges in connection with its occupancy and use of the Premises which are separately metered.

                  (c) REAL ESTATE TAXES. Lessee shall pay, when due in each calendar year during the term of this Lease, its allocable share of all real estate taxes and assessments, general and special assessments, or any other tax imposed or levied against the Premises and the buildings and improvements thereon ("Taxes"). In addition, and when and if applicable, Lessee shall also pay the reasonable cost (including fees of attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Lessor or Lessee in an effort to reduce any such Taxes. For the calendar year in which the term of this Lease commences or terminates, the provisions of this section shall apply but Lessee's liability for any such Taxes for such year shall be subject to a pro rata adjustment based upon the number of days of such tax year falling within the term of this Lease.

                  (d) PERSONAL PROPERTY TAXES. Lessee will promptly pay when due all personal property taxes levied against all personal property of Lessee (including but not limited to trade fixtures and equipment) in or on the Premises.

                  (e) MAINTENANCE AND REPAIR. Lessee, as its sole expense, shall keep and maintain all non-structural items on the Premises, including fixtures and improvements thereon and personal property therein or thereon, in good order, repair, and operating condition. Lessee will not commit or suffer to be committed any waste upon or about the Premises, and shall promptly, as its own cost and expense, make all necessary repairs, whether ordinary or extraordinary, foreseen or unforeseen, to maintain the Premises, including all fixtures and leasehold improvements thereon, as the same were in at the commencement of the term of this Lease (ordinary wear and tear expected). Lessee shall be responsible for all maintenance, repair or replacement of HVAC systems related to the Premises. Lessor shall assign all warranties to all equipment to Lessee and shall cooperate with Lessee with respect to any repair, maintenance or warranty claim.

                  (f) LESSEE'S USE AND OCCUPANCY. Lessee shall occupy the Premises upon commencement of this Lease and thereafter will continuously use the Premises for the permitted use set forth in paragraph 1 and for no other purpose whatsoever. Lessee will use and occupy the Premises in a careful, safe, and proper


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manner; will carefully control and guard all machines and equipment, and fires that may be operated therein; and will keep all HVAC, plumbing and sewer systems free from obstructions and will not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which utilities are supplied to the Premises.

                  (g) COMPLIANCE WITH LAWS AND REGULATIONS. Lessee will not use or occupy the Premises for any unlawful purpose, and at its sole cost and expense. Lessee shall comply with and shall cause the Premises to comply with:

                           (i) all present and future federal, state, county,
municipal and other applicable governmental statutes, laws, rules, orders, regulations and ordinances affecting the Premises or any part thereof or the occupation or use thereof, including specifically but not limited to CERCLA (Comprehensive Environmental Response Compensation and Liability Act) RCRA (Resource Conservation and Recovery Act) and OSHA (Occupational Safety and Health Act), and those which require the making of any structural, unforeseen or extraordinary changes, whether or not such statutes, etc., which may be hereafter enacted, involved a change of policy on the part of the governmental body enacting the same; and

                           (ii) all rules, orders and regulations of the
National Board of Fire Underwriters (or other similar organizations exercising similar functions) in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises.

                  (h) LESSOR'S ENTRY. Lessee will permit Lessor or its agents or other representatives to enter upon the Premises, at reasonable times, to examine the condition of the same.

                  (i) SURRENDER OF PREMISES. At the end of the term of this Lease, Lessee will surrender and deliver up the Premises in as good order and condition as the same now are, or may be put by said Lessor.

                  (j) RESTRICTION AGAINST MECHANIC'S LIENS. Lessee covenants and agrees that it shall not, during the term of this Lease, permit any lien to be attached to or upon the Premises or any part of the Premises by reason of any act or omission on the part of Lessee. Lessee agrees to save and hold the Lessor harmless from or against any lien or claim of lien. If any lien does attach, and is not released within thirty (30) days after notice to Lessee, or if Lessee has not indemnified Lessor against the lien within the thirty (30) day period, Lessor, in its sole discretion, may pay and discharge the lien and relieve the Premises. Lessee agrees to repay and reimburse Lessor upon demand, as additional rent, for any amount paid by Lessor to discharge a lien within interest, at a rate equal to ten percent (10%) per annum.

         Lessee shall be responsible for preparing and filing, subject to Lessor's review and approval, all notices of commencement and other documents required of property

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owners by Ohio's Mechanics Lien Law. Notwithstanding the above, Lessee may in good faith contest any mechanic's laborers', materialmen's or other liens filed or established against the Premises. Lessee may permit the items so contested to remain undischarged and unsatisfied during the period of the contest and any appeal therefrom, unless the nonpayment of the items would materially endanger the interest of the Lessor or the Premises or any portion would be subject to loss or forfeiture. If nonpayment would impair the Lessor's interest or subject the Premises to loss or forfeiture, Lessee shall promptly pay satisfy and discharge all unpaid items or secure the payment by posting a bond, in a form satisfactory to Lessor; provided, however, that Lessee shall first notify the Lessor of its intention to contest the lien. Lessor will cooperate fully with the Lessee in any such contest. Lessee shall defend and hold harmless the Lessor from any loss, cost or expenses Lessor may incur related to any contest.

                  (k) FIXTURES, EQUIPMENT, ADDITIONS AND LEASEHOLD IMPROVEMENTS. Lessee will pay for all business fixtures installed in and leasehold improvements made to the Premises for Lessee's use and as required by Lessee. Lessee may make such leasehold improvements to the Premises as may be acceptable to Lessor upon a showing of Lessee's reasonable need for such leasehold improvements. All leasehold improvements (as distinguished from business fixtures and equipment) installed in or upon the Premises at any time shall not be removed from the Premises at any time, unless such removal is consented to in advance and in writing by Lessor. At the expiration of this Lease (either upon the Termination Date or upon such earlier termination as provided in this Lease ) all such leasehold improvements shall be deemed to be a part of the Premises, shall not be removed by Lessee when it vacates the Premises, and title thereto shall vest solely in Lessor without payment of any kind to Lessee.

                  So long as Lessee shall not be in default of any terms or covenants of this Lease, all business fixtures and equipment (as distinguished from leasehold improvements and fixtures) owned by Lessee and installed in the Premises shall remain the property of Lessee and shall be removable at any time, including upon the expiration of the term hereof; provided, however, that Lessee shall repair any damage to the Premises caused by the removal of such business fixtures and equipment, and shall restore the Premises to substantially the same condition as it existed prior to the installation of such business fixtures and equipment.

                  Notwithstanding any of the foregoing to the contrary, Lessee shall be permitted to remove all equipment, fixtures, or leasehold improvements relating to Lessee's drive-thru banking facilities which were paid for by Lessee; provided, however, that Lessee shall repair any damage to the Premises caused by the removal of such business fixtures and equipment, and shall restore the Premises to substantially the same condition as it existed prior to the installation of such business fixtures and equipment.


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                  (l) PUBLIC LIABILITY INSURANCE. At its sole cost and expense,
Lessee will procure and maintain in force during the term of this Lease policies of public liability and property damage insurance, covering both Lessee and Lessor (as an additional named insured) against liability or damage to all persons or property while in or on the Premises, the entry ways thereto, and sidewalks and streets abutting thereon, with limits of not less than $1,000,000 in general aggregate. Such policies of insurance shall be with companies and through brokers qualified to do business in Ohio. Each such policy shall contain an endorsement for the benefit of Lessor as an additional named insured, and each such policy shall contain an agreement or endorsement that such policy will not be cancelled by the insurer without at least ten days prior notice to Lessor and Lessee.

                  (m) FIRE AND EXTENDED COVERAGE INSURANCE. Lessee shall obtain such coverage as it may desire upon all personal property located in or upon the Premises and owned or otherwise in the possession of Lessee (including specifically, but not by way of limitation, inventory, stock in trade, equipment, and fixtures).

                  (n) LESSOR'S INSURANCE. Lessee shall pay, when due in each calendar year during the term of this Lease, its allocable share of all Lessor's annual premiums for the insurance maintained by Lessor for (i) a public liability policy providing against loss and damage or injury occurring on the Common Areas, which shall be in the amount of $2,000,000.00 coverage, and (ii) an all risk policy of insurance which shall insure against loss or damage to the building and any other structural improvements, which shall be in the amount of the estimated replacement value. The parties agree that for said premium amounts the Lessee shall pay 54 percent for same. In consideration for Lessee's payment of its share of Lessor's annual insurance premiums, Lessor will have the Lessee named as an "Additional Named Insured" on the policies.

                  (o) INDEMNITY BY LESSEE. Lessee shall indemnify, hold harmless and defend Lessor from and against any and all claims, actions, damages, liability and expense ( including, but not limited to, fees of attorneys and other professional fees) in connection with:

                           (i)    any failure of Lessee to perform its
                                  obligations as provided in paragraph 9(g);

                           (ii) any loss of life, personal injury and/or damage to property arising from out of the occupancy or use by Lessee (or any other party using the Premises under Lessee) of the Premises or any part thereof, occasioned wholly or in party by any act or omission of the Lessee, its officers, employees, contractors, agents or invitees; or

                           (iii) by any failure of Lessee to abide by or perform any other term, covenant or condition of this Lease.

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                  (p)      ASSIGNMENT AND SUBLETTING.

                           (i) Lessee covenants not to assign this Lease, sublet
all or any part of the Premises or allow a change in the ownership of the leasehold interest without the price written consent of the Lessor, which consent shall not be unreasonably withheld. An assignment for the benefit of creditors of Lessee or by operation of law shall not be effective to transfer or assign the Lessee's interest without and unless the Lessor first consents in writing. If a sublease or assignment is made as provided in this section, Lessee shall pay Lessor a charge of Two Hundred Dollars ($200.00) to reimburse Lessor for all of the necessary legal and accounting services required. Lessee shall be permitted with no cost to assign this Lease to a wholly owned subsidiary to be formed by it, which subsidiary shall engage in banking services.

                           (ii) Any assignment or subletting by Lessee shall not
result in Lessee being released or discharged from any liability under this Lease. As a condition to Lessor's prior written consent as provided for in this section, the assignee(s) or subtenant(s) shall agree in writing to comply with and be bound by all of the terms of this Lease.

                           (iii) Lessor's consent to any assignment,
encumbrance, subletting, occupation, lien or other transfer shall not release Lessee from any of Lessee's obligations under this Lease or be deemed to be a consent to any subsequent occurrence. Any assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of this paragraph shall be void.

                           (iv) Any assignment or sublease shall recite that it
is and shall be subject and subordinate to the provisions of this Lease, and the termination or cancellation of this Lease shall constitute a termination and cancellation of every assignment or sublease.

                  (q) LATE CHARGES. If payment due to Lessor from Lessee is not received by Lessor within ten (10) days after the due date, a "late charge" of $25.00 may be charged by Lessor to Lessee, as rent. The purpose of this additional payment is to defray the expense incident to the handling of such delinquent payments, and the fee shall be payable by Lessee to Lessor upon demand.

                  (r) PAYMENT BY CHECK. Payment by check shall always be subject to timely collection of the funds represented by the check. If any check tendered by or on behalf of Lessee in payment of any sum due under this Lease is dishonored and returned to Lessor for any reason, Lessee shall be charged the sum of Twenty-five Dollars ($25.00) for each such check, which shall be payable as rent, to defray the expense of handling, processing and bookkeeping. Tenant shall promptly replace any dishonored check with a check which is the direct obligation of a bank or savings and loan institution (certified check, cashier's check, official check or money order). The amount of the replacement check shall be in the aggregate amount of the payment


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tendered, plus the late charges provided in paragraph 9(a) in this Lease, plus the One Hundred Dollar ($100.00) charge required by this paragraph.

10. COVENANTS OF LESSOR. Lessor hereby covenants with Lessee that during the term of this Lease (and, where applicable, for such further period as may be required);

                  (a) QUIET ENJOYMENT. If Lessee pays the rent when due, and keeps and performs the covenants of this Lease on the part of Lessee, Lessee shall peaceably and quietly hold, occupy, and enjoy the Premises, during the term of this Lease and any extension thereof, without any hindrance or molestation by Lessor or any person or persons lawfully claiming under Lessor.

                  (b) WARRANTIES AS TO TITLE AND FITNESS FOR USE. Lessor, upon the effective date of this Lease, warrants that:

                           (i) it is the true and lawful owner of the Premises; and

                           (ii) it has good, right and full power to lease the same in the manner aforesaid.

Except for the foregoing, this Lease is made without warranty of any kind, express or implied, as to the fitness of the Premises, for any particular use or purpose, and by executing this Lease, Lessee shall be deemed to have:

                           (i)     accepted the Premises;

                           (ii) acknowledged that the same are in the condition called for hereunder; and

                           (iii) agreed that the obligations of Lessor imposed hereunder have been fully performed.

                  (c) COMMON AREA REPAIRS. Lessor shall keep the foundation, the outer walls, the parking lot, entry ways, landscaping, and the roof of the property of which the Premises forms a part in good repair, ordinary wear and tear excepted, but shall not be required to make any other repairs. Notwithstanding the above, if any damage is caused by any act, negligence or omission of Lessee, its sublessees, assignees, invitees, licensees, contractors, employees or agents or their respective sublessees, assignees, invitees, licensees, contractors, employees, or agents, then, in such event, Lessee shall remain liable. The parties acknowledge that the parking lot and building are being constructed in a low lying area, and Lessor shall be responsible for any repair or maintenance necessitated as a result of settling, water infiltration, or other damage caused by such fact.

                  (d) INDEMNITY BY LESSOR. Lessor shall indemnify, hold harmless and defend Lessee from and against any and all claims, actions, damages, liability and expense (including, but not limited to, fees of attorneys and other professional fees) in connection with:

                           (i) any loss of life, personal injury and/or damage
to property arising from or out of the occupancy or use by Lessor (or any other party using the Premises under Lessor) of the Premises or any part thereof, occasioned wholly or in part by any act or omission of the Lessor, its officers, employees, contractors, agents or invitees; or

                           (ii) by any failure of Lessor to abide by or perform
any other term, covenant or condition of this Lease.

11. MUTUAL COVENANTS OF LESSOR AND LESSEE. Both Lessor and Lessee mutually covenant and agree:

                  (a) PARTIAL DESTRUCTION. If, during the lease term and any extensions thereto, the building or its appurtenances on the Premises are damaged or destroyed by fire, or by any other cause, Lessor shall repair and/or rebuild the damaged property. Repair or reconstruction shall be in conformance with plans and designs as existed immediately before the damage or destruction occurred, subject to changes as may be reasonably attributable to governmental restriction or inability to obtain like materials or labor, or other causes (other than financial), beyond the control of Lessee. All proceeds of insurance carried on the improvements pursuant to paragraph 9(m) of this Lease, payable as a result of any damage or destruction, shall be payable jointly to Lessor and Lessee and used only for the purpose of such repair or rebuilding. Lessor shall restore, restore, repair and/or rebuild the Premises including Lessee's leasehold improvements, to the condition existing prior to the damage or destruction. Lessee's obligation to pay rent hereunder shall not abate.

                  (b) COMPLETE DESTRUCTION. If, during the lease term and any extension thereto, the building on the Premises is completely destroyed by fire or by any other cause, this Lease shall not terminate and the rent shall not be abated unless Lessor has received the insurance funds on the Premises pursuant to paragraph 9(m) above and Lessee is unable to recommence its operations within 150 days of the casualty, in which event, Lessee may terminate the Lease by written notice to Lessor. If Lessee exercises Lessee's right to terminate the Lease, Lessor shall refund all rent paid after the casualty and any insurance proceeds belonging to Lessee paid to Lessor. Repair or reconstruction shall be in conformance with the plans and designs as existed immediately before the damage or destruction occurred, subject to any changes as may be reasonably attributable to governmental restriction, inability to obtain like materials or labor or other like causes. If operations are not expected to recommence within 150 days of the date of casualty and Lessee elects not to terminate the Lease, Lessee's rental obligation shall abate from the date of casualty to recommencement of operations.

                  (c) DEMAND FOR RENT AND LESSOR'S REMEDIES ON LESSEE'S BREACH.

                           (i) The occurrence of any one or more of the
following shall constitute an event or default under this Lease;

                                    1. The filing of a petition by or against
Lessee for adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver or trustee of Lessee's property/ any reorganization proceedings under any provisions of the Federal Bankruptcy Code; any assignment by Lessee for the benefit of creditors; or the taking possession of the property of Lessee by any governmental officer or agency pursuant to the statutory authority for the dissolution or liquidation of Lessee;

                                    2. Failure of Lessee to pay within ten (10)
days after written demand any installment of the rent or other rental charge required to be paid by Lessee;

                                    3. Failure of Lessee to pay within ten (10)
days after written notice and demand any other charges payable to or on behalf of Lessor under this Lease;

                                    4. Lessee's failure to perform or abide by
any other term, covenant, or condition of this Lease within ten (10) days after written notice and demand, unless the failure absolutely requires more than ten
(10) days to cure. In that event, Lessee's failure to proceed expeditiously, continuously, and diligently to cure fully and completely the failure shall constitute an event of default.

                                    5. The Lessee shall abandon or vacate the
said Premises for more than 30 consecutive days due to any reason except partial or total destruction of the Premises.

                           (ii) If an event of default as provided in subsection
(i) immediately above occurs, then the Lessor, in addition to all rights and remedies granted under the laws of the State of Ohio, shall have the following rights:

                                    1. To re-enter and remove all persons and
property from the Premises, and the property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account and sole risk of Lessee, all without service of notice or resort to legal process and without Lessor or its agents being deemed guilty of trespass, or becoming liable for any loss or damage which may be caused by the removal, Lessee absolutely waiving all claims for direct or indirect related damages;

                                    2. To terminate the Lease and re-let the
Premises for the account of the Lessor or, within the sole discretion of Lessor, to retake possession of the Premises without terminating the Lease and to re-let them for the account of Lessee. In the event that Lessor re-lets the Premises for the account of Lessee, then

Lessor shall have the right to make any alterations and repairs as may be necessary and to re-let the Premises, or any part thereof, at such rent and for such term and subject to such terms and conditions as Lessor may deem advisable and receive the rent. Upon each re-letting for the account of Lessee, all rentals received by Lessor shall be applied, first to the payment of any indebtedness other than rent under the Lease from Lessee to Lessor; second, to the payment of any loss and expenses of the re-letting, including brokerage fees and attorney's fees and costs of alterations and repairs; third, to the payment of rent and other charges payable to and on behalf of Lessor due and unpaid under the Lease; and the residue, if any, shall be held by Lessor and applied in payment of future rent and other charges payable on behalf of Lessor as it may become due and payable under the Lease. Lessee agrees to pay to Lessor on demand any deficiency that may arise by reason of re-letting,, Notwithstanding any re-letting without termination, Lessor may at any time thereafter elect to terminate this Lease for the previous breach.

                                    3. Lessee agrees to pay all costs, including
"court costs," and expenses of collection and reasonable attorneys' fees on any part of the rent, sums agreed to be treated as rent and other charges payable by Lessee that may be collected by an attorney, with or without instituting legal action. IF Lessee fails promptly and fully to perform and comply with each and every term, covenant, agreement, undertaking, or condition under this Lease and the matter is turned over to Lessor's attorney(s), Lessee shall pay Lessor's reasonable attorney's fees plus costs, where deemed necessary or appropriate by Lessor, whether suit is instituted or not. Lessee shall not be required to reimburse Lessor for attorney's fees and related costs in excess of $5,000.00.

                  (d) APPROPRIATION BY RIGHT OF EMINENT DOMAIN. If the Premises, or substantially all thereof, shall be taken in appropriation proceedings or by any right of eminent domain, then this Lease shall terminate and be utterly void from the time when possession thereof is required for the public use, and such taking shall not operate as or be deemed an eviction of Lessee or a breach of Lessor's covenant of quiet enjoyment; but Lessee shall pay all rent due and perform and observe all of the covenants hereof, up to the time when possession is required for public use. Provided, however, that if only a part of the Premises be so taken, and if eight months or more of the term of this Lease, then remains unexpired, and if the remaining Premises can be substantially restored within 30 days, this Lease shall not terminate, but Lessor shall, at the sole expense of Lessee, restore the Premises as near as possible to the condition it was in prior to such taking, the rent payable by Lessee during the period of restoration not being reduced, and after such restoration, if any, the entire rent herein reserved shall be paid by Lessee as herein provided during the remainder of the term of this Lease.

                  Lessor shall be entitled to retain any insurance proceeds payable in connection with the appropriation of the Premises.

                  If the Premises, or any part thereof, shall be taken in appropriation proceedings or by any right of eminent domain, Lessee shall not share any award relating to the taking of any portion of the fee and Lessee's award, if any, shall be limited to an award arising out of Lessee's interest in the Lease any claims against the condemning authority for loss of Lessee's fixtures and equipment (other than leasehold improvements made by Lessee to the Premises).

                  Lessor and Lessee agree that, in any proceedings incident to recovery of damages resulting from any taking or condemnation, they will, at the request of the other, join and cooperate in the prosecution of their several respective claims for damages resulting from such taking or condemnation.

                  (e) RISK OF LOSS AND WAIVER OF LIABILITY. All personal property located in or upon the Premises (including, but not limited to, additions or improvements made by Lessee to the interior of the Premises, and Lessee's inventory, stock in trade, equipment, and fixtures) shall be at the sole risk of Lessee.

                  Neither Lessee nor any assignee or subrogee of Lessee shall have any claim or action, either at law or in equity, over and against Lessor or its agents or employees for any loss, cost or damage to the Premises cause by or resulting from fire, the elements, or any other cause, of whatsoever origin. Lessor likewise agrees that no claims shall be made and that no suit or action, either at law or in equity, shall be brought by Lessor or by any person, firm or corporation claiming by, through, or under Lessor, against Lessee, its successors and assigns, for any loss, cost or damage to the Premises (or to any other buildings or appurtenances which are or may be located upon the Premises) caused by or resulting from fire, the elements, or any other cause, of whatsoever origin.

                  (f) OWNERSHIP OF IMPROVEMENTS. All equipment and business fixtures installed in or made by Lessee to the Premises shall remain the personal property of Lessee, any law to the contrary notwithstanding; provided, however, that Lessor shall become the owner of all leasehold improvements and fixtures without the necessity of payment of any kind from Lessor to Lessee upon:

                           (i) the Termination Date; or

                           (ii) any default by Lessee in the performance of any
term, covenant or condition of this Lease as provided in paragraph 11(c); or

                           (iii) any governmental condemnation of the Premises.

                  (g) EFFECT OF LESSOR'S WAIVER. Lessor's waiver of a breach of any covenant or condition of this Lease is not a waiver or a breach of others, or of any subsequent breach of any one so waived. Lessor's acceptance of rent installments after breach is not a waiver of any breach. Any failure of Lessor to enforce rights or seek remedies upon any default of Lessee with respect to the obligations of this Lease, or any of them, shall not prejudice or affect the rights or remedies of Lessor in the event of any subsequent default of Lessee.

         12. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT. In the event Lessor determines to grant a security interest (including Mortgage, Assignment of Rents, financing statements, and the like) in the Premises, the Lessee hereby agrees to execute a Subordination, Non-disturbance and Attornment Agreement in a reasonable form and substance, thereby subordinating its interest in the Lease to the financial institution or other entity providing the financing to Lessor ("Financing Entity"). In the event of a foreclosure or other action by the Financing Entity, such agreement shall provide that for so long as Lessee is not in default of this Lease, Lessee's occupancy of the Premises shall not be affected.

         13. SIGNAGE. Lessee shall be entitled to place on the side of the canopy used for its drive-thru facilities Lessee's name as shown on the plans and specifications. In addition, Lessee shall be entitled to install a sign in conformity with the sign depicted on Exhibit C, attached hereto, at the location previously agreed. On termination of the Lease, Lessee shall be entitled to remove its sign.

         14. PROHIBITION AGAINST COMPETING TENANTS. Lessor agrees that, without Lessee's prior written approval, Lessor will not lease any other portion of the building of which the Premises are a part to any competitor of Lessee, including any investment banking firm, mortgage brokerage firm, financial institution, or any other individual, institution, or entity that sells competing products or provides competing services with Lessee.

         15. ARBITRATION. In the event the parties have any dispute arising out of this Lease, such dispute shall be submitted to a neutral arbitrator mutually acceptable to both parties. In the event the parties cannot agree on a single arbitrator, each party shall appoint a neutral arbitrator, and the two so appointed shall appoint a third. A decision of the single arbitrator or of the majority of the three arbitrators (as the case may be) shall be final and binding on the parties. Prior to the arbitration award, the cost of a single arbitrator shall be shared equally between the parties, and the cost of three arbitrators shall be borne by each party bearing the cost of the arbitrator appointed by it with the cost of the third arbitrator being shared equally between the parties. At the time of the arbitrator(s)' award, the arbitrator(s), as part of the award, shall specify which party is the prevailing party. The prevailing party shall, in addition to such other relief as the arbitrator(s) deem advisable, be entitled to recover all costs and expenses associated with the arbitration of the matter including reasonable attorney's and experts' fees. The arbitrator(s) may, as part of the award, determine that neither party is the prevailing party, and, in which case, each party shall bear their own cost. In the event a party fails to appoint an arbitrator within 15 days of demand for arbitration, the arbitrator selected by the party demanding arbitration shall be deemed an arbitrator mutually acceptable to both parties, and the arbitration shall proceed accordingly.

         16. NOTICES. All notices and other communications provided for under this Lease shall be in writing and mailed or delivered:

if to the Lessor:

         Schoeppner Properties
         6199 Dressler Road N.W.
         North Canton, OH  44720

         Attention:  Walter T. Schoeppner

If to the Lessee:

         Ohio Legacy Corp.
         305 Liberty Street
         Wooster, OH  44691

         Attention:  L. Dwight Douce

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this paragraph 16. All such notices and communications shall, when mailed, be effective when deposited in the mail addressed as aforesaid.

         17. COMMON AREAS. The common areas shall be reserved for all lessees, and no lessee shall be permitted to use the common area for signage or advertising or to place signage on the inside of lessee's leased premises facing the common areas so as to solicit business. This provision shall not prohibit a lessee from placing signage within its leased premises disclosing its hours of operation.

         18. MISCELLANEOUS.

                  (a) LEASE APPLICABLE TO SUCCESSORS AND ASSIGNS. This Lease and all the covenants, terms, provisions and conditions herein contained shall inure to the benefit of and be binding upon the heirs, legal representatives and assigns of Lessor, and the successors and assigns of Lessee; provided, however, that no assignment or sublease by, from, through or under this Lease in violation of any covenant, provision, term or condition hereof shall vest in the assigns or sublessee any right, title or interest whatever.

                  (b) NOTICES AND CONSENTS. All notices provided for in this Lease shall be given in writing; and shall be delivered, in the case of Lessor, and, in the case of Lessee, to the premises.

                  (c) RECORDING. If either party shall desire to record this Lease, the parties will execute and record a short Memorandum of the Lease.

                  (d) HEADINGS. The paragraph headings are inserted only as a matter of convenience and reference and in no way define, limit, or describe the scope and intent of this Lease nor in any manner affect this Lease.

                  (e) GOVERNING LAW. This Lease shall be governed in accordance with Ohio law.

IN WITNESS WHEREOF, the parties hereto have signed this Lease Agreement as of the day and year first above written.


                                            LESSOR:

                                            SCHOEPPNER PROPERTIES,
/s/ Danielle Masters                        An Ohio Partnership
------------------------
                                            By: /s/ Walter T. Schoeppner
                                               ----------------------------
/s/ Erin Davis                              Walter T. Schoeppner,
------------------------                    General Partner

/s/ Stan Wrubble                            LESSEE:
------------------------
                                            OHIO LEGACY CORP.

/s/ Cathy Vanderslice                       By: /s/ L. Dwight Douce
------------------------                       ----------------------------

                                            President and CEO

STATE OF OHIO          )
                       )ss:
COUNTY OF STARK        )

         Before me, a Notary Public, in and for said State, personally appeared the above-named Schoeppner Properties, by Walter T. Schoeppner, its General Partner, who acknowledged that he did sign the foregoing instrument in the indicated capacities, and that the same is his free act and deed and the free act and deed of Schoeppner Properties.


         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Stark, Ohio, this 24th day of November, 1999.

                                                      /s/ Eric J. Davis
                                                     -----------------------
                                                         Notary  Public




STATE OF OHIO          )
                       )ss:
COUNTY OF WAYNE        )


         Before me, a Notary Public in and for said State, personally appeared the above named Ohio Legacy Corp., by L. Dwight Douce, its President and CEO, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said Institution, and the free act and deed of him personally and as such officer.

         In Testimony Whereof, I have hereunto set my hand and official seal at Canton, Ohio, this 30th day of November, 1999.

                                                     /s/ Cathy Vanderslice
                                                     --------------------
                                                         Notary  Public




This Instrument Prepared By:
       Daniel H. Plumly
        Attorney at Law
         Wooster, Ohio

                                    EXHIBIT A
                                    ---------


         Situated in the Township of Jackson, County of Stark, State of Ohio, and being part of the Southwest Quarter of Section 25, (T-11, R-9), also being part of a tract conveyed to Walter T. Schoeppner by a deed recorded in Official Records Imaging Number 98031478 of the Stark County Records.

         Beginning at a standard county monument found at the northeast corner of said Southwest Quarter; thence S 02 degrees 01' 57" W along the easterly line of said Southwest Quarter, 9.99 feet to a 1/2 inch iron bar with H&A cap found and the true place of beginning:

         1. Thence continuing S 02 degrees 01' 57" W along the easterly line of said Southwest Quarter, 470.55 feet to a 1/2 inch iron bar with Cooper cap found;

         2. Thence N 87 degrees 58' 03" W along the northerly line of a tract now or formerly owned by Raymond S. Jr. and Cynthia A. Rosedale, 181.94 feet to a 1/2 inch iron bar with Cooper cap found;

         3. Thence N 15 degrees 11' 49" W along the easterly right-of-way line of Dressler Road, C.R. 101 (an 80 foot public right-of-way), 425.94 feet to a 1/2 inch iron bar with Cooper cap found;

         4. Thence on a curve to the right having a radius of 1862.55 feet, a central angle of 02 degrees 05' 36" , a tangent of
                  34.03 feet, a chord of 68.05 feet and a chord bearing of N 14 degrees 09' 01" W, an arc distance of 68.05 feet to a 1/2 inch iron bar with H&A cap found at a point of non-tangency;

         5. Thence S 87 degrees 40' 57" E along the southerly line of a tract now or formerly owned by Schoeppner Properties, 327.07 feet to a 1/2 inch iron bar with H&A cap found and the true place of beginning.

         The above described tract of land contains 2.759 acres, of which 0.00 acres lies within the public road right-of-way as surveyed by Charles F. Hammontree, P.S. #7263 of Hammontree and Associates, Limited, Engineers and Surveyors of North Canton, Ohio, in June, 1998.

         The basis of bearings for this description is S 02 degrees 01' 57" W the east line of the Southwest Quarter of Section 25 as recorded in Official Records Imaging Number 98031478 of the Stark County Records.

                                    EXHIBIT B
                                    ---------



 [SEPARATE PLAT OF BUILDING]